SECOND AMENDED AND RESTATED BYLAWS OF WAFD, INC. (Effective Date: September 29, 2023) ARTICLE I. OFFICES 1.1 Registered Office and Registered Agent. The registered office of WaFd, Inc. (the “Corporation”) shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. 1.2 Other Offices. The Corporation may have other offices within or without the State of Washington at such place or places as the Board of Directors may from time to time determine. ARTICLE II. SHAREHOLDERS’ MEETINGS 2.1 Meeting Place. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Washington, including solely by means of remote communication, as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting. 2.2 Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the fourth Wednesday of January at the hour of 2:00 p.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting. 2.3 Organization. Each meeting of the shareholders shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the shareholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order. 2.4 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders may be called by the Chairman of the Board, the President or a majority of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. 2.5 Notice. Notice of the time and place of a meeting of shareholders, and in the case of special meeting of shareholders the purpose or purposes for which the meeting is called, shall be given in writing or by electronic transmission not less than ten days and not more than sixty days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting; provided that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the Corporation’s assets other than in the regular course of business or the dissolution of the Corporation shall be given not less than twenty nor more than sixty days prior to the date of the meeting. When any shareholders’ meeting, either annual or special, is adjourned for more than one hundred twenty days, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for one hundred twenty days or less (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. 2.6 Shareholders’ List for Meeting. At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares registered in the name of each, which record shall be kept open to the examination of any shareholder (or the shareholders’ agent or attorney), for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to such meeting, at the Corporation’s principal office or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting. The record also shall be kept open at the time and place of such meeting for the inspection of any shareholder (or the shareholders’ agent or attorney). : 2.7 Quorum; Actions of Shareholders. Except as otherwise required by the Articles of Incorporation or the Washington Business Corporation Act: (a) A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time or place is announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented thereat. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business thereat, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of enough shareholders to leave less than a quorum. (b) If a quorum exists, in all matters other than the election of directors, the matter shall be approved if the votes cast in favor of the matter by the holders of the shares entitled to vote thereon exceed the votes cast against the matter by such holders. Directors shall be elected in the manner set forth in the Articles of Incorporation of the Corporation. 2.8 Meetings by Communication Equipment. Shareholders may participate in any meeting of the shareholders by means of, or solely through the use of, remote communication. Participation by remote communication is subject to any guidelines and procedures adopted by the Board of Directors. Notice of the meeting must specify how a shareholder may participate in the meeting by means of remote communication, and the Corporation will implement reasonable measures to (i) verify that each person participating remotely as a shareholder or proxy holder is a shareholder or proxy holder, and (ii) provide each person participating remotely as a shareholder or proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with those proceedings. Participation by such means shall constitute presence in person at a meeting. 2.9 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are specified, limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation. 2.10 Closing of Transfer Books and Fixing of the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, the Board of Directors shall fix in advance a record date for any such determination of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than seventy days and, in case of a meeting of shareholders, not less than ten days (twenty days in the case of a meeting of shareholders referred to in the proviso clause to the first sentence of Section 2.5 hereof) prior to the date on which the particular action requiring such determination of shareholders is to be taken. 2.11 Proxies. A shareholder may vote either in person or by proxy. A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote for the shareholder by submitting an executed appointment form or an electronic transmission of the appointment to the person authorized to tabulate votes for the Corporation. An appointment of proxy is valid for eleven (11) months unless a longer period is expressly provided in the appointment form or electronic transmission. 2.12 Waiver of Notice. A waiver of any notice required to be given any shareholder, executed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be a waiver by any shareholder by attendance thereat in person or by proxy, unless such shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. 2.13 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

2.14 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. 2.15 Proposals. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.15, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations. 2.16 Inspectors. For each meeting of shareholders, the Board of Directors shall appoint one or more inspectors of election, who shall make a written report of such meeting. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors shall be appointed at the meeting by the chairman thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. An inspector or inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. An inspector or inspectors shall not accept a ballot, proxy or vote, nor any revocations thereof or changes thereto, after the closing of the polls for a matter upon which the shareholders vote and may appoint or retain other persons or entities to assist them in the performance of their duties. Inspectors need not be shareholders and may not be nominees for election as directors. ARTICLE III. CAPITAL STOCK 3.1 Stock. The shares of the Corporation may be represented by certificates or may be issued in uncertificated or book entry form. Upon request to the Corporation, each shareholder shall be entitled to a certificate in such form as determined by the Board of Directors. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate executed by the Chairman of the Board or the Vice Chairman, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of such officers may be facsimiles if the certificate is executed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has executed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (a) that the Corporation is organized under the laws of the State of Washington; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

3.2 Transfers. (a) Transfers of certificated stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein. (b) In the case of uncertificated or book entry shares, transfer shall be made upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual or entity presenting proper evidence of succession, assignment, or authorization to transfer the stock. (c) Certificated shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, executed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation. (d) A written restriction on the transfer or registration of transfer of a certificate evidencing stock of the Corporation, if permitted by the Washington Business Corporation Act and noted conspicuously on such certificate, may be enforced against the holder of the restricted certificate or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. 3.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the Washington Business Corporation Act, provided that the corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder to the extent permitted by the Washington Business Corporation Act. 3.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue (i) a new certificate of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. 3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. 3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation. ARTICLE IV. BOARD OF DIRECTORS 4.1 Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. 4.2 Classification and Term. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of shareholders after the effective date of the Corporation’s Articles of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of shareholders after the effective date of the Corporation’s Articles of Incorporation; and the term of office of the third class shall expire at the third annual meeting of shareholders after the effective date of the Corporation’s Articles of Incorporation; and as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of shareholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and when their respective successors are elected and qualified.

4.3 Number of Directors. The initial Board of Directors shall consist of nine persons. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than five nor more than fifteen. 4.4 Vacancies. Except as otherwise fixed pursuant to the provisions of Article 3 of the Corporation’s Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office until the next shareholders’ meeting at which directors are elected and until such director’s successor shall have been elected and qualified. 4.5 Removal of Directors. Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation. 4.6 Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Washington, as the Board of Directors or such committee, as the case may be, may from time to time designate. Unless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders. 4.7 Special Meetings. (a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting, at least two (2) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission. Such notice need not specify the business to be transacted at; nor the purpose of, the meeting. (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the

Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors. 4.8 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice executed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice. 4.9 Quorum: Actions of the Board of Directors. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. 4.10 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if one or more written consents setting forth the action so taken or to be taken, shall be executed by all of the directors, or all of the members of the committee, as the case may be, and such consents are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same effect as a unanimous vote and shall be effective when the last director executes the consent, unless the consent specifies a later effective date. 4.11 Action by Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. 4.12 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless: (i) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding it or transacting business at the meeting, (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

4.13 Committees. The Board of Directors may, by resolution adopted by the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws, designate one or more committees which in each case consist of two or more directors of the Corporation, who shall serve at the pleasure of the Board of Directors, and may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board of Directors, these Bylaws and applicable law. Each committee shall have and may exercise all of the authority of the Board of Directors to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors, (2) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (3) fill vacancies on the Board of Directors or any committee thereof, (4) adopt, amend or repeal Bylaws, (5) amend the Articles of Incorporation pursuant to Section 23B.10.020 of the Washington Business Corporation Act, (6) approve a plan of merger not requiring shareholder approval or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. 4.14 Remuneration. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or such other compensation as may be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. 4.15 Nominations of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any shareholder entitled to vote generally in an election of directors. However, any shareholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the

Corporation not later than (i) ninety days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. ARTICLE V. OFFICERS 5.1 Appointment and Term. The officers of the Corporation shall be those officers appointed from time to time by the Board of Directors or by any other officer empowered to do so. The Board of Directors shall have sole power and authority to appoint executive officers. As used herein, the term “executive officer” shall mean the President, any Executive or Senior Vice President in charge of a principal corporate function or any other officer who performs a policy- making function. The Board of Directors or the President may appoint such other officers and assistant officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board of Directors may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he shall hold office until his successor is appointed. 5.2 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board. 5.3 Removal. Any officer may be removed by the Board of Directors at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

5.4 Compensation. The compensation of officers shall be fixed from time to time by the Board of Directors or by any person or persons to whom the Board of Directors has delegated such authority. No officer shall be prevented from receiving such compensation by reason of the fact that he also is a director of the Corporation. 5.5 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors. ARTICLE VI. INDEMNIFICATION 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless each individual who is or was serving as a director or officer of the Corporation or who, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (hereinafter “indemnitee”), against any and all liability incurred with respect to any proceeding to which the individual is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding, to the fullest extent permitted by law. 6.2 Restrictions on Indemnification. No indemnification shall be provided to any indemnitee (1) for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, (2) for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, (3) for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or (4) if the Corporation is otherwise prohibited by applicable law, including Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s Rules and Regulations and any successor regulations thereunder, from paying such indemnification. Except as provided in Section 6.4 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board of Directors. Notwithstanding the foregoing, the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any proceeding effected without its prior written consent.

6.3 Advancement of Expenses. The right to indemnification conferred in this Article VI shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made to the extent permitted by applicable law and upon delivery to the Corporation of (1) an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under this Article VI and (2) a written affirmation of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct described in RCW 23B.08.510. 6.4 Right of Indemnitee to Bring Suit. A person entitled to indemnification under this Article VI shall be entitled to bring suit to enforce the provisions of this Article VI as a contract right. If a claim under Section 6.1 or 6.3 brought by a person entitled to indemnification is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the reasonable expense of prosecuting or defending such suit. 6.5 Procedures. The procedures for indemnification and advancement of expenses set forth in this Article VI shall be made in accordance with Section 23B.08 or any successor provision of the Washington Business Corporation Act. 6.6 Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation, action of the Board of Directors or otherwise. 6.7 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI. 6.8 Persons Serving Other Entities. Any person who, while a director, officer or employee of the Corporation, is or was serving as a director, officer or employee of another foreign or domestic corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation shall be deemed to be so serving at the request of the Corporation and entitled to indemnification and advancement of expenses under Sections 6.1 and 6.3 of this Article VI. ARTICLE VII. DIVIDENDS; FINANCE; AND FISCAL YEAR 7.1 Dividends. Subject to the applicable provisions of the Washington Business Corporation Act, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve. 7.2 Disbursements. All checks or demand for money and notes of the Corporation shall be executed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. 7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money executed by such persons and in such manner as may be determined by resolution of the Board of Directors. 7.4 Fiscal Year. The fiscal year of the Corporation shall end on the 30th day of September of each year. ARTICLE VIII. NOTICES Any notice to shareholders or directors required or permitted under these Bylaws, the Corporation’s Restated Articles of Incorporation or the Washington Business Corporation Act shall be provided in accordance with this Article VIII.

Oral notice may be communicated in person or by telephone, wire, or wireless equipment that does not transmit a facsimile of the notice. Oral notice is effective when communicated if communicated in a comprehensible manner. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s current record of shareholders. Notice given by facsimile that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the Corporation. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s current record of shareholders. Notice given by ground courier or other personal delivery is effective when received by a shareholder. Notice provided in an electronic transmission is effective (i) if sent by electronic mail, when it is directed to the recipient’s electronic mail address including, in the case of a shareholder, to the shareholder's electronic mail address as it appears in the Corporation’s records, (ii) if by posting on an electronic network, upon the later of such posting and the delivery of separate notice to the recipient of such specific posting together with comprehensible instructions regarding how to obtain access to the posting on the electronic network; and (iii) if by any other electronic transmission, it enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent, and from which the recipient is able to retrieve the electronic transmission and it is in a form capable of being processed by that system. Except as set forth below, notice to a shareholder by electronic transmission is effective only with respect to a shareholder that has consented in writing to receive electronically transmitted notices from the Corporation and has designated in the consent the address, location, or system to which notices may be electronically transmitted. A shareholder who has consented to receipt of electronically transmitted notices may revoke this consent by delivering a written notice to the Corporation. Consent is automatically revoked if the Corporation is unable to transmit two consecutive notices given by the Corporation in accordance with the consent and this inability becomes known to the Secretary, the transfer agent, or any other person responsible for giving the notice. Notwithstanding the foregoing, so long as the Corporation is a public company, if a notice a shareholder is required to be accompanied by certain material, the Corporation may satisfy such a requirement, whether or not the shareholder has consented to receive electronically transmitted notice, by (a) posting the material on an electronic network (either separate from, or in combination or as part of, any other materials the Corporation has posted on the electronic network in compliance with applicable federal law) at or prior to the time that the notice is delivered to the shareholders entitled to receive the notice, and (b) delivering to the Corporation’s shareholders entitled to receive the notice a separate record of the posting (which record may accompany, or be contained in, the notice), together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. In such a case, the material is deemed to have been delivered to the shareholders at the later of such posting and the delivery of separate notice to the shareholder of such specific posting together with comprehensible instructions regarding how to obtain access to the posting on the electronic network. If the Corporation elects to post on an electronic network any material that is required to accompany a notice to shareholders, the Corporation is required, at its expense, to provide a copy of the material in a tangible medium (alone or in combination or as part of any other materials the public company has posted on the electronic network in compliance with federal law) to any shareholder entitled to such a notice who so requests. ARTICLE IX. SEAL The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation. ARTICLE X. BOOKS AND RECORDS The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its shareholders and Board of Directors (including committees thereof); and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time. ARTICLE XI. AMENDMENTS 11.1 Amendments. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Directors, provided that the Board of Directors may not alter, amend or repeal any Bylaw that the shareholders have expressly provided, in altering, amending or repealing such Bylaw, may not be altered, amended or repealed by the Board of Directors. These Bylaws also may be altered, amended or repealed by the affirmative vote of the holders of a majority of the votes cast by shareholders of the Corporation at an annual or special meeting of the shareholders. 11.2 Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change or by action of the shareholders, which shall be operative during any emergency, which for purposes of this section shall exist if a quorum of the directors of the Corporation cannot readily be assembled because of some catastrophic event. ARTICLE XII. USE OF PRONOUNS Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.